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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

The Dow Chemical Company:

We consent to the incorporation by reference in this Registration Statement of The Dow Chemical Company on Form S-3 of our report dated February 10, 1999, appearing in the Annual Report on Form 10-K of The Dow Chemical Company for the year ended December 31, 1998, and to the reference to us under the headings "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP

Midland, Michigan
October 5, 1999